UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2010

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2010, the Board of Directors (the “Board”) of IntercontinentalExchange, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved the amendment and restatement of the Amended and Restated Bylaws of the Company (the “Bylaws”) effective December 10, 2010.

Adoption of Majority Vote Standard in Uncontested Election of Directors

Sections 2.2 and 2.10 of the Bylaws have been amended to provide for a majority vote standard in the election of directors in uncontested elections.  In the case of a contested election, directors will continue to be elected by a plurality vote.  An uncontested election is an election in which either (i) the number of nominees for election to the Board at such meeting exceeds the number of directors to be elected or (ii) (y) the secretary of the Company receives notice that a stockholder has nominated a person for election to the Board in compliance with the Bylaws or the secretary of the Company otherwise becomes aware that a stockholder has nominated a person for election to the Board and (z) such nomination has not been withdrawn by such stockholder on or prior to the third business day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders of the Company.

Additionally, Section 2.13 of the Bylaws were amended to provide that a stockholder nominating any person for election as a director shall submit as part of the stockholder notice, a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required votes for reelection at the next meeting at which such person would stand for reelection and upon acceptance of such resignation by the Board, in accordance with the Governance Principles of the Company (the “Governance Principles”).

Abstentions and Broker Non-Votes

Section 2.10 of the Bylaws has been amended such that abstentions and broker non-votes (i) shall not be counted as votes cast either “for” or “against” a director’s election and (ii) shall not be counted as votes cast either affirmatively or negatively on any other question.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Notice of Meetings

Sections 2.3 and 2.6 were amended to clarify that notice of annual meetings and special meetings will be given as specified in the Bylaws unless otherwise provided by applicable law or the certificate of incorporation of the Company.

Item 8.01 Other Events.

In addition, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, amended and restated the Governance Principles to provide that the (i) Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for reelection and (ii) the Board will only nominate a director for election or reelection if such director agrees to tender, promptly following the annual meeting at which they are elected or reelected as a director, irrevocable resignations that will be effective upon (y) the failure to receive the required vote at the next annual meeting at which they stand for re-election and (z) the Board’s acceptance of the resignation.

The amended Governance Principles are available on the Company’s website at www.theice.com on the Corporate Governance page.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
3.1	Amended and Restated Bylaws dated December 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.

/s/ Scott A. Hill
Scott A. Hill
Senior Vice President and Chief Financial Officer

Date:           December 14, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws dated December 10, 2010.

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